                               [NSAI LETTERHEAD]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     We hereby consent to the references to Netherland, Sewell & Associates, Inc. and to the use of its reports regarding the Burlington Resources Coal Seam Gas Royalty Trust proved reserves and estimated Section 29 tax credits in the Annual Report on Form 10-K for the year ended December 31, 1997, to be filed by the Burlington Resources Coal Seam Royalty Trust with the Securities and Exchange Commission.



                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By:  /s/ DANNY D. SIMMONS
                                       ---------------------------------
                                        Danny D. Simmons
                                        Senior Vice President

Houston, Texas
March 30, 1998